Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Schlumberger Limited of our report dated February 4, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
March 24, 2011